RESTATED CERTIFICATE OF INCORPORATION

OF F920527000237

ANDREA ELECTRONICS CORPORATION

Pursuant to Section 807
of the New York
Business Corporation Law

WE, THE UNDERSIGNED, Frank A. D. Andrea, Jr. and Douglas J. Andrea, being respectively the President and the Secretary of Andrea Electronics Corporation, hereby certify:

1. The name of the corporation is ANDREA ELECTRONICS CORPORATION (hereinafter, the "Corporation").

2. The Certificate of Incorporation was filed with the Department of State on March 15, 1934, under the name "F. A. D. Andrea, Inc."

3. The text of the Certificate of Incorporation, as amended, is hereby restated and amended to: (a) increase the aggregate number of shares which the Corporation shall have authority to issue from 1,000,000 shares, par value fifty cents ($.50) per share, to 10,000,000 shares, par value fifty cents ($.50) per share; (b) add a provision indemnifying the directors from personal liability to the fullest extent permitted by the New York Business Corporation Law; (c) change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him; and (d) pursuant

to Section 807(c) of the Business Corporation Law, eliminate Articles Seventh, Eighth and Twelfth.

4. In order to effect clauses (a) and (c) reflected in Section 3 above, Article Third, with respect to capitalization, and Article Fourth, with respect to the address for service of process, are hereby amended, and an Article Tenth (as renumbered), with respect to the indemnification of directors has been added to the Restated Certificate of Incorporation. As a result of the elimination of Article Seventh, with respect to post office addresses of the first directors, and Article Eighth, with respect to post office addresses of first subscribers, and Article Twelfth, with respect to age of first subscribers, Articles Ninth through Twelfth, inclusive, are hereby renumbered as Articles Seventh through Tenth, respectively, and the text of the Certificate of Incorporation is hereby restated and amended to read as herein set forth in full:

FIRST: The name of the corporation is Andrea Electronics Corporation (hereinafter, the "Corporation").

SECOND: The purposes for which it is formed are:

To design, patent, manufacture, buy, sell, export and import and generally deal in machinery, tools, mechanical appliances, household appliances, lamps, incandescent bulbs, motors, dynamos, and every other thing or device operated, lighted, or heated by electricity; to

manufacture and generally deal in all the parts of and supplies for such machinery, tools and appliances. To estimate on and construct plants for the production or transformation of electricity and to manufacture and install the equipment for the same. To acquire and hold such real estate, patents and licenses as may be necessary to the proper conduct of the business.

To design, patent, manufacture, buy, sell, import and generally deal in wireless telegraph and wireless telephone instruments, and parts thereof, and equipment therefor and to install the same; to maintain and operate wireless telephone or wireless telegraph sending and receiving stations, or both, subject to existing laws and regulations and laws and regulations that may be enacted hereafter; to conduct tests and give exhibitions of wireless telegraphy and telephony; to conduct a school or schools for instruction in wireless telegraph and telephone.

To manufacture, sell, buy, trade in, import, export, handle and use radio and television transmitting and receiving apparatus for broadcasting and/or other purposes and parts thereof, together with recording and reproducing instruments of all kinds used in conjunction therewith or incidental thereto.

To transmit, receive, control, furnish, direct and utilize, by means of radio or television, or any combination

of either thereof, to, from or between any and all points and places of the universe, radio and/or television broadcasts, radiograms; and for any and every purpose to create, install and operate systems or circuits of communication; to engage in research and experimental work in and to develop, improve and perfect the art and business of electric or radio or television communication by wire or wireless, telegraph or telephone, or any combination thereof.

To take, lease, pledge or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, cultivate and otherwise handle, deal in and dispose of real estate, real property or any interest or right therein.

To purchase, construct, build, equip, manage, operate, deal in and dispose of all kinds of buildings, plants, factories, structures and other works.

To sell, manage, improve, develop, assign, transfer, convey, lease, sublease, pledge or otherwise alienate or dispose of, or mortgage or otherwise encumber, the lands, buildings, real property, chattels real and other property of the Corporation, real and personal and wheresoever situate, and any and all legal and equitable rights therein.

To manufacture, import, purchase or otherwise acquire, goods, merchandise and personal property of every class, and to hold, own, mortgage, sell or otherwise dispose of, export, trade, deal in and deal with the same.

To purchase, acquire, hold, assign, underwrite, sell, transfer, mortgage, pledge, exchange or otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and other evidences of indebtedness issued by corporations of the State of New York, or of any other state or created by the United States or by the State of New York, or by any other state, territory, district or possession of the United States, or by any foreign country, colony, possession or protectorate thereof, or by any county, city, town, village township, municipality, commission, district, division, board, or other governmental organization now or hereafter created or existing under the laws or authority of the United States or of this state, or of any other state, territory, district or possession of the United States, or of any foreign country or any colony, possession or protectorate thereof, and to exercise in respect thereto all of the rights, powers and privileges of individual owners or holders thereof, and to exercise all voting powers thereon.

To aid in any manner any corporation, joint stock company, association, partnership or individual trustee, or syndicate whose stock, bonds, coupons, mortgages, deeds of trust, debentures, notes or other obligations or securities it may hold as owner or as security or otherwise, or which it may have assumed or guaranteed, and to do any act or thing designed to protect, improve or enhance the value of such stock or securities.

To advance for any lawful purposes money on bonds, debentures, scrip, notes or any other obligation without security, or secured by mortgage on real estate or any interest therein wherever located, or by pledge, hypothecation, transfer or assignment of any kind or by personal property or documents of title representing the same or relating thereto.

To buy, sell and deal in, with or without guarantee of payment thereof, bonds and mortgages and other like securities and other kind of property, whether real or personal, not prohibited or specially excepted by any law, and to do and prosecute any acts and things incident to or proper in connection with the carrying on of the business of this Corporation.

To acquire and undertake the good-will, property rights and assets and the liabilities of any person, firm, association or corporation engaged in the same general or

similar line of business as that to be conducted by this Corporation, and to pay for the same in cash, stocks or bonds of the Corporation or otherwise.

To enter into, make, perform and carry out contracts pertaining to the business of the Corporation and for any lawful purpose with any person, firm, association or corporation, either public or private, or with any territory or government or agency thereof.

To borrow or raise money without limit as to amount, by the issue of or upon warrants, bonds, debentures and other negotiable or transferable instruments, or otherwise, and to loan and advance money to any person, firm, corporation or association upon warrants, bonds, debentures or other negotiable or transferable instruments or otherwise secured or not secured.

To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, grant licenses in respect of or otherwise turn to account, sell, assign, pledge or otherwise dispose of trade marks, trade names, inventions, secret processes, formulae, patented devices, letters patent and licenses under letters patent and similar rights and property.

To make any guarantee respecting dividends, shares of stock, bonds, debentures, contracts or otherwise,

obligations to the extent that such powers may be exercised by corporations organized under the Stock Corporation Law.

The purposes and powers specified in the clauses contained in Article Second of this Certificate shall, except when otherwise expressed in said Article, be in nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other Article in this Certificate. That the purposes and powers specified in each of the clauses of this Article shall be regarded as independent purposes and powers and the specification herein contained of particular powers of the Corporation is not intended to be, and is not in limitation but in furtherance of the powers granted to corporations organized under the Stock Corporation Law under and in pursuance of the provisions of which this Corporation is formed.

THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 with a par value of fifty cents ($.50) per share.

FOURTH: That the office of the Corporation shall be located in the County of Queens, City and State of New York. The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation

served upon him is c/o Graubard Mollen Horowitz Pomeranz & Shapiro, 600 Third Avenue, New York, New York 10016-1903; Attention: Docket Clerk.

FIFTH: The duration of the Corporation shall be perpetual.

SIXTH: That the number of directors shall not be less than three (3) nor more than fifteen (15). A director need not be a shareholder of the Corporation.

SEVENTH: No holder of stock of the Corporation hereby authorized or of any other class of stock which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any additional or increased or new issue of stock of any class whatsoever, or of securities convertible into stock of any class or classes whatsoever, whether now or hereafter authorized or whether issued for cash, property or services, or by way of dividend and all such rights are waived by each holder of stock hereby authorized and of any other class of stock which may hereafter be created, and any such stock of any class or of other securities convertible into stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

EIGHTH: In the absence of fraud, no contract or other transaction between the Corporation and any other corporation or any individual or firm shall be in any way be affected or invalidated by the fact that any of the directors of the Corporation is interested in such other corporation or firm or personally interested in such contract or transaction; provided, that such interest shall be fully disclosed or otherwise known to the Board of Directors or Executive Committee at the meeting at which such contract or transaction is authorized or confirmed.

NINTH: Any contract, transaction or act of the Corporation or any of the directors, which shall be ratified by a majority or a quorum of the shareholders having voting power, at any annual meeting, or at any special meeting called for such purpose shall, except as otherwise specifically provided by law or by this Certificate of Incorporation be as valid and as binding as though ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in any way to render the same invalid, nor deprive the directors of their right to proceed with such contract, transaction or act.

TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent

KD

permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

5. This Restatement of the Certificate of Incorporation, including the amendments, was authorized by a meeting of the Board of Directors duly called and held on March 12, 1992.

6. Subsequent to the meeting of the Board of Directors held on March 12, 1992, the amendments of the Certificate of Incorporation to (a) increase the aggregate number of shares which the Corporation shall have authority to issue from 1,000,000 shares, par value fifty cents ($.50) per share, to 10,000,000 shares, par value fifty cents ($.50) per share, and (b) add a provision indemnifying the directors from personal liability to the fullest extent permitted by the New York Business Corporation Law, were approved and authorized by a majority vote of all outstanding shares entitled to vote thereon at the annual meeting of shareholders duly called and held on May 14, 1992.

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IN WITNESS WHEREOF, we have signed this certificate on the 14th day of May, 1992 and we affirm the statements contained therein as true under penalties of perjury.

ANDREA ELECTRONICS CORPORATION

Frank A. D. Andrea, Jr
President

Douglas J. Andrea, Secretary